UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

LEGEND OIL AND GAS, LTD.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: _____________________

(2)	Aggregate number of securities to which transaction applies: _____________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________________

(4)	Proposed maximum aggregate value of transaction: _____________________

(5)	Total fee paid: _____________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: _____________________

(2)	Form, Schedule or Registration Statement No.: _____________________

(3)	Filing Party: _____________________

(4)	Date Filed: _____________________

LEGEND OIL & GAS, LTD.

555 Northpoint Center East, Suite 400
Alpharetta, GA 30022

678-366-4400

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

We are furnishing this notice and the accompanying information statement (the “Information Statement”) to the holders of shares of common stock, par value $0.0001 per share (“Common Stock”), of Legend Oil and Gas, Ltd., a Colorado corporation (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below (the “Actions”) taken by written consent of the holders of a majority of the issued and outstanding shares of Common Stock:

1.	To effect a reverse stock split of the outstanding shares of Common Stock at a specific ratio within a range from 1-for-10 to 1-for-100 as the Board of Directors shall determine.

2.	To elect as directors of the Company the four persons named in the accompanying Information Statement for terms expiring at the 2016 annual meeting of stockholders.

3.	To approve the Company’s 2015 Incentive Compensation Plan.

4.	To hold an advisory vote on executive compensation.

5.	To hold an advisory vote on the frequency of the advisory vote on executive compensation.

6.	To ratify the appointment of GBH CPAs, PC as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

The purpose of this Information Statement is to notify our stockholders that on May 4, 2015, the owners of approximately 81% of our issued and outstanding shares of Common Stock (the “Majority Stockholders”) executed a written consent approving the Actions. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Actions will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Actions under Colorado law and, as a result, no further action by any other stockholder is required to approve the Actions and we have not and will not be soliciting your approval of the Actions.

This notice and the accompanying Information Statement are being mailed to our stockholders on or about May __, 2015. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

A copy of this Information Statement and our 2014 Annual Report are available at www.midconoil.com.

By Order of the Board of Directors,

/s/ Andrew Reckles
Chairman and Chief Executive Officer

Table of Contents

GENERAL	1
Actions by Board of Directors and Majority Stockholders	1
INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON	2
ACTION ONE – EFFECTUATION OF THE REVERSE STOCK SPLIT	2
Reasons for the Reverse Stock Split	2
Effects of the Reverse Stock Split	2
Effect on Voting Rights of, and Dividends on, Common Stock	3
Effect on Liquidity	3
Certain U.S. Federal Income Tax Consequences	4
No Appraisal Rights	4
Effective Date of the Reverse Stock Split	4
Exchange of Stock Certificates	4
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT	5
Fractional Shares	5
Accounting Matters	5
ACTION TWO – ELECTION OF DIRECTORS	5
Directors and Executive Officers	5
Section 16(a) Beneficial Ownership Reporting Compliance	7
Code of Ethics	7
Director Independence	7
Audit Committee	7
EXECUTIVE COMPENSATION	8
Summary Compensation Table	8
Compensation Philosophy and Objectives	8
Elements of Compensation	8
Director Compensation	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	9
Securities Authorized for Issuance Under Equity Compensation Plans	10
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	10
Related Party Transactions	10
Conflicts of Interest	10
ACTION THREE – 2015 INCENTIVE COMPENSATION PLAN	10
2015 Incentive Compensation Plan	10
ACTION FOUR – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	10
Required Vote	11
ACTION FIVE – ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION	11
ACTION SIX – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	11
Policy for Approval of Audit and Permitted Non-Audit Services	11
Audit and Related Fees	11
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	13
WHERE YOU CAN FIND MORE INFORMATION	13
ANNEX A 2015 INCENTIVE COMPENSATION PLAN	14

LEGEND OIL & GAS, LTD.

555 Northpoint Center East, Suite 400
Alpharetta, GA 30022

678-366-4400

INFORMATION STATEMENT

Action by Written Consent of Majority Stockholders

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), of Legend Oil and Gas, Ltd. in connection with the action by written consent of the holders of a majority of our issued and outstanding shares of Common Stock taken without a meeting to approve the actions described in this Information Statement. In this Information Statement, all references to “the Company,” “we,” “us” or “our” refer to Legend Oil and Gas, Ltd. We are mailing this Information Statement to our stockholders of record on or about May _, 2015.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Actions by Board of Directors and Majority Stockholders

On May 4, 2015, the Board of Directors (the “Board”) and the Majority Stockholders of the Company unanimously adopted resolutions approving the following actions (the “Actions”):

•	Action One: The effectuation of a reverse stock split of the outstanding shares of Common Stock at a specific ratio within a range from 1-for-10 to 1-for-100 as the Board of Directors shall determine (the “Reverse Stock Split”).
•	Action Two: The election to the Company’s Board of Directors of the four persons named in the accompanying Information Statement for terms expiring at the 2016 annual meeting of stockholders.
•	Action Three: The approval of the Company’s 2015 Incentive Compensation Plan.
•	Action Four: The approval of the advisory vote on executive compensation.
•	Action Five: The approval of the advisory vote on the frequency of the advisory vote on executive compensation.
•	Action Six: The ratification of the appointment of GBH CPAs. PC as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

As of the close of business on May 5, 2015, we had 879,000,629 shares of Common Stock outstanding and entitled to vote on the Actions. Each share of outstanding Common Stock is entitled to one vote.

On May 4, 2015, pursuant to Section 7-107-104 of the Colorado Revised Statutes (“CSR”) and as provided by the Company’s Restated Articles of Incorporation, we received written consents approving the Actions from stockholders holding an aggregate of 714,580,689 shares of our Common Stock representing 81% of our outstanding shares of Common Stock (the “Majority Stockholders”). Thus, your consent is not required and is not being solicited in connection with the approval of the Actions.

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INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

 No officer or director of the Company has any substantial interest in the Actions, other than his role as an officer or director of the Company.

ACTION ONE – EFFECTUATION OF THE REVERSE STOCK SPLIT

On May 4, 2015, the Board adopted resolutions authorizing the effectuation of a reverse stock split of the outstanding shares of Common Stock at a specific ratio within a range from 1-for-10 to 1-for-100 and at the appropriate time as the Board of Directors shall determine (the “Reverse Stock Split”).

On May 4, 2015, we received written consents from the Majority Stockholders approving the effectuation of the Reverse Stock Split at a ratio as determined by the Board within the foregoing parameters.

Reasons for the Reverse Stock Split

The Reverse Stock Split is intended to increase the per share stock price of our Common Stock. As of May 5, 2015, the last reported closing price of the Common Stock was $0.0128 per share. The Board believes that if we are successful in maintaining a higher price per share of our Common Stock, we will be able to generate greater interest among investors and institutions. If we are successful in generating such interest, we anticipate that our Common Stock would have greater liquidity and a stronger investor base. Our Board also believes that a higher stock price is necessary in order for our Common Stock to qualify for a listing on the NASDAQ Stock Market or another national stock exchange.

The Company cannot assure you that it will be successful in generating greater interest among investors and institutions or that the Common Stock will qualify for a listing on the NASDAQ Stock Market or another a national stock exchange. Stockholders should also note that if the Company elects to implement a Reverse Stock Split, there is no assurance that prices for shares of the Common Stock after the Reverse Stock Split will increase proportionally to the exchange ratio of the Reverse Stock Split (or at all). Other factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. The Company cannot guarantee to stockholders that the price of its shares will reach or sustain any price level in the future, and it is possible the Reverse Stock Split will have no lasting impact on its share price. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results.

The Board may determine in its discretion the exchange ratio for the Reverse Stock Split, provided that such exchange ratio is from of 1-for-10 to 1-for-100, whereby one post-Reverse Stock Split share of Common Stock (the “New Shares”) is exchanged for up to 100 pre-Reverse Stock Split shares of Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split (the “Old Shares”). In determining the range of Reverse Stock Split ratios, the Board considered numerous factors, including:

•	the historical and projected performance of the Common Stock and volume level before and after the Reverse Stock Split;
•	the prevailing trading price for the Common Stock and the volume level thereof;
•	potential devaluation of our market capitalization as a result of the Reverse Stock Split;
•	prevailing market conditions and general economic and other related conditions prevailing in our industry and in the marketplace generally; and
•	the projected impact of the Reverse Stock Split ratio on trading liquidity in the Common Stock.

In evaluating the Reverse Stock Split, the Board also took into consideration negative factors associated with reverse stock splits in general. These factors include the negative perception of reverse stock splits held by some investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The Board, however, determined that these negative factors were outweighed by the potential benefits.

 Effects of the Reverse Stock Split

At the Effective Time (as defined below), each lot of up to 100 Old Shares, as determined by the Board, issued and outstanding immediately prior to the Effective Time will, automatically and without any further action on the part of our stockholders, be combined into and become one New Share, subject to the treatment for fractional shares described below, and each certificate which, immediately prior to the Effective Time, represented Old Shares will be deemed, for all corporate purposes, to evidence ownership of New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

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If the Board determines to effectuate the Reverse Stock Split as described above, the Reverse Stock Split will be effectuated sometime after the effective date of the Actions, which will be twenty days following the mailing of the Information Statement to our stockholders. The Company’s Articles authorize the issuance of up to 1,100,000,000 shares of Common Stock, par value $0.0001 per share. The proposed Reverse Stock Split would therefore have the effect of increasing the number of shares of Common Stock remaining available for issuance. The effective increase in authorized shares of Common Stock resulting from the proposed Reverse Stock Split would create a reserve of authorized but unissued stock that is significantly more than what is necessary to account for the issued and outstanding shares of the Company’s Common Stock, shares issuable pursuant to outstanding derivative securities and future issuances for various corporate purposes.

The Reverse Stock Split will be effected simultaneously for all our then-existing Old Shares and the exchange ratio will be the same for all of our shares of outstanding Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, subject to the treatment for fractional shares described below. See “Fractional Shares” below. The New Shares issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. All New Shares will have the same par value, voting rights and other rights as Old Shares. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock. The following table provides the effects of the Reverse Stock Split based on the ratios in the specified range and is based on 879,000,629 shares of Common Stock outstanding as of May 5, 2015.

Proposed Reverse Stock Split	Percentage Reduction in the Outstanding Shares of Common Stock	Common Stock Outstanding after the Reverse Stock Split	Common Stock Available for Issuance after the Reverse Stock Split and Decrease in Authorized Common Stock(1)
1 for 10	90%	87,900,063	912,099,937

1 for 25	96%	35,160,025	964,839,975

1 for 50	98%	17,580,013	982,419,987

1 for 100	99%	8,790,006	991,209,994
(1)	The numbers in this column are based on the decrease in authorized number of Common Stock remaining the same after the effectuation of the Reverse Stock Split.

A new CUSIP number will also be assigned to the Common Stock following the Reverse Stock Split.

Commencing at the Effective Time, all outstanding options, warrants and other convertible securities entitling holders thereof to purchase shares of Common Stock would entitle such holders to receive, upon exercise of their securities, a fraction (depending on the actual exchange ratio of the Reverse Stock Split) of the number of shares of Common Stock which such holders may purchase upon exercise or conversion of their securities. In addition, commencing at the Effective Time, the exercise or conversion price of all outstanding options, warrants and other convertible securities of the Company would be increased proportionally, based on the actual exchange ratio of the Reverse Stock Split.

Effect on Voting Rights of, and Dividends on, Common Stock

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split. The percentage of outstanding shares owned by each stockholder prior to the Reverse Stock Split, if implemented, will remain the same, except for adjustment as a consequence of rounding up of any fractional shares created by the Reverse Stock Split. See “Fractional Shares” above.

We have not in the past declared, nor do we have any plans to declare in the immediately foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends. Therefore, we do not believe that the Reverse Stock Split would have any effect with respect to future distributions, if any, to our stockholders.

Effect on Liquidity

The decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Stock Split may decrease the liquidity in our Common Stock if the anticipated beneficial effects do not occur. See “Purposes of the Reverse Stock Split” above. If implemented, the Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in “even lots” of even multiples of 100 shares.

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Certain U.S. Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reverse Stock Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only, is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each shareholder’s own particular circumstances. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as shareholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, shareholders who are not “United States persons” as defined in section 7701(a)(30) of the Code, broker-dealers and tax-exempt entities. This summary is based on the Code, the Treasury regulations thereunder and proposed regulations, court decisions and current administrative rulings and pronouncements of the IRS, all of which are subject to change, possibly with retroactive effect. This summary addresses only those stockholders who hold their Old Shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the New Shares as capital assets.

Holders of Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.

We are structuring the Reverse Stock Split in an effort to obtain the following consequences:

•	the Reverse Stock Split will qualify as a recapitalization under section 368(a)(1)(E) of the Code for U.S. federal income tax purposes;

•	stockholders should not recognize any gain or loss as a result of the Reverse Stock Split;

•	the aggregate basis of a stockholder’s Old Shares will become the aggregate basis of the New Shares held by such stockholder immediately after the Reverse Stock Split; and

•	the holding period of the New Shares will include the stockholder’s holding period for the Old Shares.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties. It was written solely in connection with the proposed Reverse Stock Split of our Common Stock.

No Appraisal Rights

Our stockholders will not have any right to elect to have the fair value of their shares judicially appraised and paid to them in cash in connection with, or as a result of, the Reverse Stock Split.

Effective Date of the Reverse Stock Split

We intend to effectuate the Reverse Stock Split sometime the effective date of the Actions, which will be twenty days following the mailing of the Information Statement to our stockholders. However, the exact timing of the Reverse Stock Split will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if the Board, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders.

Exchange of Stock Certificates

As soon as practicable after the effective date of the Reverse Stock Split (the “Effective Date”), our transfer agent, acting as our “exchange agent” for purposes of implementing the exchange of certificates, will mail each stockholder of record a transmittal form accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing our Common Stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of our Common Stock that he or she holds as a result of the Reverse Stock Split. New certificates will not be issued to a stockholder until the stockholder has surrendered his or her outstanding certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

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If your shares are held in an account at a brokerage firm or financial institution, which is commonly referred to as your shares being held in “street name,” then you are the beneficial owner of those shares and the brokerage firm or financial institution holding your account is considered to be the stockholder of record. We intend to treat stockholders holding common stock in street name in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding common stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Any stockholder whose certificate has been lost, destroyed or stolen will be entitled to a new certificate only after complying with the requirements that we and our transfer agent customarily apply in connection with replacing lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any old certificate, except that if any new certificate is to be issued in a name other than that in which the old certificate(s) are registered, it will be a condition of such issuance that (i) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (ii) the transfer complies with all applicable federal and state securities laws, and (iii) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT.

Fractional Shares

The reverse stock split may result in some of our stockholders momentarily owning “fractional” shares. However, no fractional shares will be issued in connection with the reverse stock split. Following the completion of the reverse stock split, the Company will aggregate all fractional shares that otherwise would have been issued as a result of the reverse stock split and those shares will be sold into the market. Stockholders who would otherwise hold a fractional share of Company common stock will receive a pro rata cash payment from the proceeds of that sale in lieu of such fractional share. The Company will bear all costs of such sales.

Accounting Matters

The par value of our Common Stock will remain unchanged at $0.0001 per share after the Reverse Stock Split. As a result, our stated capital, which consists of the par value per share of the Common Stock multiplied by the aggregate number of shares of the Common Stock issued and outstanding, will be reduced proportionately at the effective time of the Reverse Stock Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of Common Stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share, net income and other per share amounts will be increased as a result of the Reverse Stock Split because there will be fewer shares of Common Stock outstanding.

ACTION TWO – ELECTION OF DIRECTORS

We currently have three members on our Board. The Majority Stockholders have voted for the four nominees listed below to serve until our 2016 Annual Meeting of Shareholders and until such director’s successor has been elected and qualified, or until such director’s death, resignation or removal.

There are no family relationships among our directors, director nominees or executive officers. If any nominee is unable or declines to serve as a director, the Board may designate another nominee to fill the vacancy and the proxy will be voted for that nominee.

Directors and Executive Officers

As of May 12, 2015, our Board of Directors consisted of three executive officers. Directors serve until their respective successors have been elected and qualified. Executive officers are appointed by and serve at the pleasure of the Board of Directors.

Set forth below is biographical information for each of our current directors and one nominee for the Board of Directors.

Name	Age	Position	Director Tenure
Andrew Reckles	45	Chief Executive Officer Chairman of the Board	October 2014 – Current

Warren Binderman	51	President and Chief Financial Officer and Director	October 2014 – Current

Albert Valentine	42	Executive Vice President and Director	April 2015 – Current

Jeffrey Kaplin	49	Director Nominee	—

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Andrew S. Reckles

Andy Reckles is our Chairman and Chief Executive Officer. Andy has been responsible for structuring and funding more than 200 domestic & international transactions totaling in excess of $1.5 billion in closed deals. He has keen business acumen and experience in numerous disciplines, including biotechnology, staffing, retail, energy, medical device technology, defense and advertising. Andy has significant buy-side experience, which proves invaluable when negotiating on behalf of clients. He was the General Partner of a US-based hedge fund from 2001 until 2008; the fund’s mandate was primarily to provide senior and mezzanine credit facilities to growing companies across multiple disciplines. Andy’s fund was the top performing hedge fund in the world in 2003 according to HedgeWorld database.

Andy has served on several public and private company boards. Andy has both executive experience acting as CEO, President, and/or Chief Restructuring Officer as well as held board positions at numerous companies across multiple industries over his career. In fact, his expertise while serving on the board of Oxford Media, during its bankruptcy proceeding, was an instrumental component to that company being acquired out of bankruptcy. Andy was also instrumental in negotiating and closing Australia’s largest biotech licensing agreement on behalf of his client with Pfizer. He is a Certified Lean Six Sigma Green Belt holder and is currently pursuing his Six Sigma Black Belt. Andy is also a Chartered Hedge Fund Professional (“CHP”).

Albert Valentine

Al is a founder and the Chief Executive Officer of Maxxon Energy, the operational entity/subsidiary of Black Diamond Energy Holdings, LLC, which was acquired by the Company on April 3, 2015. On that date, Al was elected Executive Vice President and a director of the Company. As a founding partner of Maxxon, Al brings a great deal of experience as a serial entrepreneur, business owner, and a veteran of the transportation industry of 16 years. He has worked for some of the leading Fortune 500 companies in the world including Frito Lay, Pepsi Co., Conway Western Express and C.R. England. Al has been actively involved in the transportation industry for over 16 years, earning several safety awards, and eventually serving as a senior trainer for C.R. England Trucking, the largest “Refer” trucking company in North America. Already familiar with the trucking aspect of the Bakken Oil Shale Formation located in North Dakota, he started Superior Trucking, a small trucking outfit which serviced many oil wells throughout North Dakota. Based on the success of Superior Trucking, and already well integrated into the industry, Al was able to quickly secure the necessary capital to co-found Maxxon Energy in 2012.

Warren S. Binderman

Warren is the President and Chief Financial Officer of Legend, having been elected to the former office in April 2015, and has served Chief Financial Officer since July 2014. He also serves on the Company’s Board and is the Secretary and Treasurer. He also serves as the managing member of the Binderman Group, LLC, a specialized accounting and business consulting firm performing services for clientele throughout the United States. Warren excels in servicing and communicating with clients as they move through the transaction process—from IPO, private equity deals, mergers and acquisitions, public shell transactions and reverse mergers, and other such ownership transitions. He is a skilled business partner who listens and is committed to helping Clients achieve their goals, ensuring that the transactions being considered are properly supported and meet the appropriate financial and strategic objectives. Warren’s expertise includes accounting and auditing for public companies, due diligence on mergers and acquisitions, private placement reviews, and restructuring services. He has demonstrated experience in various industry sectors and has worked with many publicly held companies. Due to his experience working with public companies, he has an excellent depth of knowledge in public company activities and transactions, all of which require SEC compliance. Before working with Legend and starting the Binderman Group, Warren served in various capacities with International accounting firms in the capacities of partner, director, manager and staff. He worked for Arthur Andersen LLP for nine years and KPMG LLP for over three years, as well as other national and international firms throughout his career. Warren received his Bachelor of Business Administration degree from the University of Maryland in 1990 and was a Magna Cum Laude graduate of The Smith Business School, with a major in Accounting. He is a member of the AICPA and the Georgia Society of Certified Public Accountants (GSCPA), and is an active CPA in both Georgia, and Maryland.

Jeffrey Kaplin

Jeff has lived in Atlanta, GA since 1987. Jeff graduated from Indiana University in Bloomington, Indiana in May 1987 with a Bachelor of Science with a major in Accounting. He has practiced public accounting for over 20 years and is the managing partner of the public accounting firm, Rosenthal & Kaplin, P.C., which is a member firm of the AICPA. He is a financial expert in the areas of taxation (corporate, individual and partnership), and as a CPA, practices auditing and attestation services. Other areas relative to Jeff’s expertise include IRS representation, litigation support, and merger and acquisition services. Jeff is currently serving on the B’nai Torah Board of Trustees, The Standard Country Club Board of Governors and is a former Epstein School Trustee. He is a an active CPA in Georgia, and is a member of the American Institute of Certified Public Accountants (AICPA) and the Georgia Society of Certified Public Accountants (GSCPA).

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Unless otherwise stated above, none of our directors or executive officers is a director of any other public company, nor are they related to any officer, director or affiliate of the Company. Additionally, none of our directors or executive officers is a party to any pending legal proceeding, is subject to a bankruptcy petition filed against them or have been convicted in, or is subject to, any criminal proceeding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Such persons are also required by SEC regulations to furnish us with copies of all such ownership reports they file. SEC regulations also require us to identify in this Report any person who failed to file any such report on a timely basis.

We believe that all officers and directors complied with all applicable Section 16(a) filing requirements for fiscal year 2014, other than Warren S. Binderman who filed his initial Form 3 and 4 late. Such filings are now up to date. We do not know if any persons who own more than 10% of our common stock filed such reports.

Code of Ethics

We have a Code of Ethics that applies to our two key executives and directors. A copy of the Code of Ethics is available on our corporate website at http://legendoilandgas.com in the section “About Legend.”

Director Independence

Under Rule 5605(b)(1) of the Nasdaq Marketplace Rules, independent directors must comprise a majority of a listed company’s board of directors within one year of listing. In addition, Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. While the Company does not currently qualify for listing on Nasdaq and will likely not qualify for some time after the date of this Information Statement, it does intend to seek such listing as soon as possible and complies with its Marketplace Rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under Nasdaq Marketplace Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a public company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the public company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of the independence of each director and director nominee. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that Mr. Kaplin does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that he is “independent” as that term is defined under Nasdaq Marketplace Rule 5605(a)(2).

Our Board also determined that Mr. Kaplin, who will comprise our Audit Committee, satisfies the independence standards for those committees established by applicable SEC rules and the Nasdaq Marketplace Rules. In making this determination, our Board considered the relationships that Mr. Kaplin has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by Mr. Kaplin.

Audit Committee

As of December 31, 2014, our audit committee was not independent, and the Board of Directors served in the role of the audit committee. Following the effectiveness of the election of directors, the Audit Committee will consist of Jeffrey Kaplin.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows all compensation awarded, earned by or paid to Mssrs. Andrew Reckles, Chairman of the Board and CEO, Marshall Diamond-Goldberg, former President and COO, Warren S. Binderman, President, CFO and Secretary/Treasurer, James Vandeberg, former CFO and Secretary and Kyle Severson, former Chief Financial Officer (our “NEOs”) for each of the fiscal years ended December 31, 2014 and 2013:

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation		Total Compensation
Andrew Reckles Chief Executive Officer	2014	$163,000	$550,000	$125,250	$—		$713,000	[1]
Marshall Diamond-Goldberg	2014	$327,000	$65,000	$125,250	$—		$392,000
President and Chief Operating Officer[2]	2013	$300,000	$—	$—	$15,000	[3]	$315,000
James Vandeberg[4]	2014	$51,500	$—	$—	$—		$51,500
Secretary and Chief Financial Officer	2013	$60,000	$—	$—	$—		$—
Kyle Severson[5]	2014	$—	$—	$—	$—		$—
Former Chief Financial Officer	2013	$180,000	$—	$—	$—		$180,000
Warren S. Binderman Chief Financial Officer	2014	$73,500	$38,000	$—	$—		$111,500

Compensation Philosophy and Objectives

Our executive compensation program that we apply to our NEOs will be designed to attract and retain qualified and experienced executives who will contribute to our success. The executive compensation program is designed to attract, motivate and retain individuals with the skills and qualities necessary to support and develop our business within the framework of our small size and available resources. The Board of Directors has sole and unfettered discretion with respect to decisions regarding the compensation of the NEOs.

Elements of Compensation

Our executive compensation program is anticipated to consist of two components: (i) base compensation, and (ii) a long-term compensation component in the form of stock options and stock awards. Both components are determined and administered by the Board of Directors. The stock incentive component is expected to form an essential part of the NEOs’ compensation.

Base Compensation

Base compensation for the NEOs is reviewed from time to time and set by the Board of Directors, and is based on the individual’s job responsibilities, contribution, experience and proven or expected performance, as well as to market conditions. In setting base compensation levels, consideration will be given to such factors as level of responsibility, experience and expertise. Subjective factors such as leadership, commitment and attitude will also be considered.

Stock Options and Awards

To provide a long-term component to the executive compensation program, our executive officers, directors, employees and consultants may be granted Options and Awards (as those terms are defined below) under our new 2015 Incentive Compensation Plan which was approved by the Majority Stockholders and will become effective on the twentieth day following the mailing of this Information Statement to our stockholders. The maximization of shareholder value is encouraged by granting equity incentive awards. The Chief Executive Officer will make recommendations to the Board of Directors for the other executive officers and key employees. These recommendations take into account factors such as equity compensation given in previous years, the number of Options and Awards outstanding per individual and the level of responsibility.

1 Mr. Reckles compensation includes amounts paid ($50,000) and the balance accrued at December 31, 2014.

2 Mr. Diamond-Goldberg’s independent contractor agreement with the Company was terminated on April 25, 2015.

3 Represents tax gross-up payments paid to Mr. Diamond-Goldberg to cover applicable taxes as a Canadian citizen.

4 Effective May 1, 2012, Mr. Vandeberg’s compensation was decreased to $10,000 per month. Effective July 1, 2012, Mr. Vandeberg’s compensation was decreased to $5,000 per month. Mr. Vandeberg was appointed as CFO on April 11, 2013.

5 Mr. Severson stepped down as CFO on April 11, 2013.

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Director Compensation

We paid and/or accrued a monthly fee of $5,000 per month to Mr. Reckles for his service as Chairman of the Board, commencing October 1, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth information with respect to the beneficial ownership of our Common Shares as of May 5, 2015 by our directors, named executive officers, and directors and executive officers as a group, as well as each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of our Common Shares. As of the latest practical date before filing this mailing this Information Statement, there were 879,000,629 Common Shares issued and outstanding.

The percentages of Common Shares beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. To our knowledge, unless indicated in the footnotes to the table, each beneficial owner named in the tables below has sole voting and sole investment power with respect to all shares beneficially owned.

		Amount and Nature of
Title of Class	Name of Beneficial Owner	Beneficial Ownership	Percent of Class
Common stock, par value	Hillair Capital Investments, L.P.	604,145,998
$0.001	330 Primrose Rd., Suite 660
	Burlingame, CA 94010		69%

Common stock, par value	Albert Valentine	90,817,356
$0.001	555 Northpoint Center East,
	Suite 400
	Alpharetta, GA 30022		10%

Common stock, par value	Warren S. Binderman	7,500,000
$0.001	President and Chief Financial
	Officer
	555 Northpoint Center East,
	Suite 400
	Alpharetta, GA 30022		1%

Common stock, par value	Andrew Reckles (1)	16,263,679
$0.001	555 Northpoint Center East,
	Suite 400
	Alpharetta, GA 30022		2%

TOTAL:		711,310,687	82%

(1)	Mr. Reckles beneficially owns these shares through Northpoint Energy Partners, LLC, of which he is the managing member.

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Securities Authorized for Issuance Under Equity Compensation Plans

On September 5, 2014, our Board of Directors adopted the Legend Oil and Gas, Ltd. 2014 Incentive Compensation Plan, included in the Form S-8 filed on that date. This Incentive Compensation Plan provides for the grant of options (“Options”) to purchase Common Shares, and stock awards (“Awards”) consisting of Common Shares, to eligible participants, including our directors, executive officers, employees and consultants. The terms and conditions of the 2014 Incentive Compensation Plan apply equally to all participants. We reserved a total of 65,000,000 Common Shares for issuance under the Plan. No shares or stock options have been issued under this Plan as of this date.

On October 17, 2013, our Board of Directors adopted the Legend Oil and Gas, Ltd. 2013 Incentive Compensation Plan. We reserved a total of 10,000,000 Common Shares for issuance under the Plan. This Plan has not been approved by shareholders. There are currently no options outstanding under the 2013 Incentive Compensation Plan, and a grant for 750,000 Common Shares was issued on October 17, 2014.

The Company does not intend to issue any further Options or Awards under any Incentive Compensation Plan other than the 2015 Incentive Compensation Plan. Further, the Company intends to amend the Form S-8 registration statement referenced above to cover all Options and Awards awarded under the 2015 Incentive Compensation Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

We are not aware of any material interest, direct or indirect, of any of our directors or executive officers, any person beneficially owning, directly or indirectly, 10% or more of our voting securities, or any associate or affiliate of such person in any transaction since the beginning of the last fiscal year or in any proposed transaction which in either case has materially affected or will materially affect us.

Conflicts of Interest

Our business raises potential conflicts of interest between certain with our officers and directors. Certain of our directors are directors of other natural resource companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms regarding the extent of such participation. In the event that such a conflict of interest arises at a meeting of the Board of Directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, we will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict.

ACTION THREE – 2015 INCENTIVE COMPENSATION PLAN

2015 Incentive Compensation Plan

The purpose of our 2015 Incentive Compensation Plan (“2015 Plan”) is to maintain the ability of the Company and its subsidiaries to attract and retain highly qualified and experienced directors, employees and consultants and to give such directors, employees and consultants a continued proprietary interest in the success of the Company and its subsidiaries. In addition, the 2015 Plan is intended to encourage ownership of our common stock by the directors, employees and consultants of the Company and its affiliates and to provide increased incentive for such persons to render services and to exert maximum effort for the success of the Company’s business. The 2015 Plan will provide eligible employees and consultants the opportunity to participate in the enhancement of stockholder value by the grants of options (including incentive stock options for employees only), restricted or unrestricted common stock and other awards under the 2015 Plan, including having their bonuses and/or consulting fees payable in restricted or unrestricted common stock and other awards, or any combination thereof. The number of shares that currently may be issued under the 2015 Plan is 100,000,000 shares of common stock, subject to adjustment in accordance with the adjustment provisions of the 2015 Plan. In no event shall the number of shares subject to awards granted to any one participant during any one calendar year exceed the number of shares that may be delivered under the Plan.

The Majority Stockholders approved the adoption of the 2015 Incentive Compensation Plan.

ACTION FOUR – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board of Directors has established an executive compensation program that it believes appropriately supports the Company’s business goals in attracting, motivating and retaining talented and entrepreneurial executives.

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Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that, not less frequently than once every three years, we provide stockholders with an advisory vote to approve the Company’s executive compensation as disclosed herein. Accordingly, the Majority Stockholders were asked to approve the following advisory resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the Company’s Information Statement.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this Information Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation table and other related compensation tables and narratives, which provide detailed information on the compensation of our listed officers. The Board believes that the policies and procedures articulated in “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our listed officers reported in this proxy statement will support and contribute to the Company’s long-term success.

Required Vote

There is no required vote to this proposal. Nonetheless, the Majority Stockholders have approved the compensation paid to our executive officers.

ACTION FIVE – ADVISORY VOTE ON THE FREQUENCY
OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

 In addition to providing the Majority Stockholders you with the opportunity to cast an advisory vote on executive compensation, we also asked such Stockholders to cast an advisory vote on the frequency of that “say-on-pay” vote. The Majority Stockholders were asked to indicate whether the advisory “say-on-pay” vote should be held every one, two or three years.

The Board recommended that such advisory vote occurs on a triennial basis. The Majority Stockholders approved the proposal that such advisory vote occur every three years.

ACTION SIX – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GBH CPAs, PC audited our financial statements for the year ended December 31, 2014, and Peterson Sullivan LLP audited our financial statements for the year ended December 31, 2013.

Policy for Approval of Audit and Permitted Non-Audit Services

The Board of Directors, in its discretion, may direct the appointment of different public accountants at any time during the year, if the Board believes that a change would be in the best interests of the shareholders. During 2014 and 2013, the Board of Directors considered the audit fees, audit-related fees, tax fees and other fees paid to our accountants, as disclosed below, and determined that the provision of such services by our independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Audit and Related Fees

The following table sets forth the aggregate fees billed by both GBH CPAs and Peterson Sullivan for professional services rendered in fiscal years ended December 31, 2014 and 2013.

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	2014	2013

Audit Fees (1)	$21,000	$77,056

Audit-Related Fees (2)	—	—

Tax Fees (3)	—	5,360

All Other Fees	—	—

(1)	“Audit Fees” represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements included in our reports on Form 10-Q, and audit services provided in connection with other statutory or regulatory filings.
(2)	“Audit-Related Fees” generally represent fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements.
(3)	“Tax Fees” generally represent fees for tax advice.

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 DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Legend Oil and Gas, Ltd., 555 Northpoint Center East, Suite 400, Alpharetta, GA 30022, 678-366-4400.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

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ANNEX A
 2015 INCENTIVE COMPENSATION PLAN

A copy of the 2015 Incentive Compensation Plan is available on our Company website at www.midconoil.com.

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